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                                  EXHIBIT 99.1
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NEWS RELEASE
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                        GEON ACTS TO COMPLETE ACQUISITION
                        ---------------------------------
                        OF SYNERGISTIC INDUSTRIES SHARES
                        --------------------------------


CLEVELAND, OHIO -November 17, 1997 - The Geon Company (NYSE:GON) announced today that its wholly-owned subsidiary has invoked the compulsory acquisition provisions of the Business Corporations Act (Ontario, Canada) to acquire the few remaining Class A shares of Synergistics Industries Limited (TSE: SGX), and will seek delisting of Synergistics' Class A shares from The Toronto and Montreal Stock Exchanges.

Holders of all the common shares and more than 99.1 percent of the outstanding Class A non-voting shares of Synergistics have accepted the tender offer of the wholly-owned subsidiary to purchase all shares of Synergistics at $22 (Cdn.) per share.

The Geon Company is one of the largest suppliers of PVC resins in North America, and is the world's largest merchant provider of PVC compounds. Headquartered in Avon Lake, Ohio, The Geon Company and its subsidiaries employ 1,600 people and have 11 manufacturing plants in the United States and Canada and joint ventures in Europe, Australia and Southeast Asia.



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